CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-85834 on Form S-8 of our report dated June 28, 2006, appearing in this Annual Report on Form 11-K of The Children’s Place 401(k) Savings Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
June 28, 2006